EXHIBIT 24.1

FIRSTENERGY CORP.

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of FirstEnergy Corp., an Ohio corporation (the “Registrant”), hereby constitutes and appoints Charles E. Jones, Steven E. Strah, Robert P. Reffner, Ebony L. Yeboah-Amankwah and Daniel M. Dunlap, or any of them, each acting alone, as the true and lawful attorney-in-fact or agent, or attorneys-in-fact or agents, for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (1) one or more Registration Statements on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933 of common stock, $0.10 par value per share, of the Registrant deliverable in connection with the FirstEnergy Corp. 2020 Incentive Compensation Plan, (2) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (3) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 19th day of May 2020:

/s/ Charles E. Jones	/s/ Steven E. Strah
Charles E. Jones	Steven E. Strah
President and Chief Executive Officer and Director	Senior Vice President and Chief Financial Officer

/s/ Jason J. Lisowski	/s/ Donald T. Misheff
Jason J. Lisowski	Donald T. Misheff
Vice President, Controller and Chief Accounting Officer	Director

/s/ Michael J. Anderson	/s/ Christopher D. Pappas
Michael J. Anderson	Christopher D. Pappas
Director	Director

/s/ Steven J. Demetriou	/s/ Sandra Pianalto
Steven J. Demetriou	Sandra Pianalto
Director	Director

/s/ Julia L. Johnson	/s/ Luis A. Reyes
Julia L. Johnson	Luis A. Reyes
Director	Director

/s/ Thomas N. Mitchell	/s/ Leslie M. Turner
Thomas N. Mitchell	Leslie M. Turner
Director	Director

/s/ James F. O’Neil III
James F. O’Neil III
Director